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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         PENTASTAR COMMUNICATIONS, INC.


         PentaStar Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of PentaStar Communications, Inc., by unanimous written consent of the directors effective October 22, 1999, adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that a proposed amendment to the Restated Certificate of Incorporation of the Corporation, amending and restating ARTICLE V.C. "Removal of Directors" to read in its entirety as follows, is recommended to the stockholders for approval as being in the best interests of the Corporation:

                  C.       Removal of Directors

                           Subject to any limitation imposed by law, any individual director or directors may be removed with or without cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors.

         SECOND: That the stockholders of said corporation duly adopted such resolutions by written consent effective October 22, 1999 in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and any required written notice thereof has been given as provided in such Section 228.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, PentaStar Communications, Inc. has caused this certificate to be executed by Richard M. Tyler, its Vice President, on this 22nd day of October, 1999.

                                                 PENTASTAR COMMUNICATIONS, INC.


                                                 By:  /s/ Richard M. Tyler
                                                      -------------------------
                                                      Richard M. Tyler, Vice
                                                      President